Exhibit 99.1

Ortho Clinical Diagnostics Reports First Quarter 2022 Results

Solid Revenue Performance Drives Financial Results

Highlights

• Core revenue declined (0.9%) to $495.0 million, and grew 0.6% in constant currency and 4.2% excluding CoV-2 assay sales, which was a 4% headwind

• Growth, excluding CoV-2 assay sales, was driven by Americas, EMEA, and ASPAC regions

• Operating income was $47.1 million, while Adjusted EBITDA was $139.5 million

• GAAP EPS was $0.06 while Adjusted Diluted EPS was $0.23, up $0.01 y/y after normalizing the share count for our February 2021 IPO

RARITAN, N.J., May 4, 2022 – Ortho Clinical Diagnostics Holdings plc (Nasdaq: OCDX) (the “Company” or “Ortho Clinical Diagnostics”), one of the world’s largest pure-play in-vitro diagnostics (IVD) companies, today announced financial results for the first quarter ended April 3, 2022.

First Quarter 2022 Financial Highlights

“Our business performed well to start the year with solid recurring revenue growth in both transfusion medicine and clinical labs, excluding CoV-2 assay sales,” said Chris Smith, Chairman and Chief Executive Officer of Ortho Clinical Diagnostics. “Thanks to the strong execution of our Ortho teammates and robust customer demand, we continued to penetrate the market with double-digit growth in our integrated instruments and pull-through recurring revenues. We believe revenue growth would have been two to three percentage points higher if we had been able to ship all the products that had been negatively affected by supply chain challenges.”

“These results provide us with a strong foundation as we finalize the pending transaction with Quidel. Together, we believe the combined company will be well-positioned to accelerate growth through a broader commercial channel, stronger R&D capabilities, enhanced brand recognition, and wider overall reach by combining Quidel and Ortho’s complementary, world-class products,” Smith continued.

OrthoClinicalDiagnostics.com

$ in millions, other than per share amounts	Quarter Ended		Change
	April 3, 2022	April 4, 2021	As Reported	Constant Currency	Constant Currency Excluding CoV-2 assays
Net Revenue	$500.1	$506.8	(1.3%)	0.1%	3.6%
Core Revenue	$495.0	$499.3	(0.9%)	0.6%	4.2%
Income from Operations	$47.1	$57.4	(17.9%)	-	-
EPS (GAAP)	$0.06	($0.19)	$0.25	-	-
Adjusted Diluted EPS	$0.23	$0.26	$(0.02)	-	-
Adjusted Free Cash Flow	($20.3)	($13.1)	$(7.2)	-	-
Adjusted EBITDA	$139.5	$152.4	(8.5%)	-	-

Changes presented in the table above have been calculated using actual, non-rounded amounts and may not recalculate.

•
Core revenue, which excludes contract manufacturing and collaboration revenue, decreased to $495.0 million in the first quarter of 2022, compared with $499.3 million in the prior year period, or a 0.6% increase in constant currency terms and 4.2% excluding CoV-2 assay sales, which was a 4% headwind

•
Adjusted free cash flow for the first quarter was ($20.3) million, compared with ($13.1) million in the prior year period due to normal quarterly seasonality

•
Adjusted EBITDA for the first quarter was $139.5 million, a decrease of 8.5% as compared to $152.4 million in the prior year period, due to the significant headwind from the sales decline of higher margin CoV-2 assay sales

OrthoClinicalDiagnostics.com

Results by Geographic Segment

Core revenues by Geographic segment were as follows:

$ millions	Quarter Ended		Change
	April 3, 2022	April 4, 2021	As Reported	Constant Currency	Constant Currency Excluding CoV-2 assays
Americas	$310.3	$313.9	(1.2%)	(1.1%)	3.5%
EMEA	$68.7	$68.5	0.3%	6.7%	11.5%
Greater China	$54.5	$55.0	(0.8%)	(2.9%)	(2.9%)
Other[1]	$61.4	$61.9	(0.8%)	6.0%	6.2%
Total Core Revenue	$495.0	$499.3	(0.9%)	0.6%	4.2%

1Other Region includes: Japan and ASPAC Regions

Changes presented in the table above have been calculated using actual, non-rounded amounts and may not recalculate.

Balance Sheet and Liquidity

As of April 3, 2022, the Company had $281.1 million of cash and cash equivalents, compared to $309.7 million of cash and cash equivalents as of January 2, 2022. Total debt as of April 3, 2022 was $2.2 billion, compared to $2.3 billion as of January 2, 2022.

Conference Call Information

Ortho Clinical Diagnostics will hold a conference call to discuss its first quarter ended April 3, 2022 results today at 4:30 pm ET. Interested parties can access the call and accompanying presentation on the “Investors” portion of the Company’s website at https://ir.orthoclinicaldiagnostics.com/. Presentation materials will also be posted to the “Investors” portion of the website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-362-0203 (domestic) or 914-987-7672 (international) and entering Conference ID number 7768083.

A replay of the conference call will be available a few hours after the event on the “Investors” portion of the Company’s website, under the “Events” section.

Due to the pending transaction with Quidel Corporation as previously announced on December 23, 2021, which is subject to the satisfaction of customary closing conditions, there will not be a Q&A portion following the prepared remarks.

About Ortho Clinical Diagnostics

Ortho Clinical Diagnostics Holdings plc (Nasdaq: OCDX) is one of the world’s largest pure-play in vitro diagnostics (IVD) companies.

OrthoClinicalDiagnostics.com

More than 800,000 patients across the world are impacted by Ortho’s tests each day. Because Every Test Is A LifeTM, Ortho provides hospitals, hospital networks, clinical laboratories and blood banks around the world with innovative technology and tools to ensure test results are fast, accurate, and reliable. Ortho's customized solutions enhance clinical outcomes, improve efficiency, overcome lab staffing challenges and reduce costs.

From launching the first product to determine Rh+ or Rh- blood type, developing the world’s first tests for the detection of antibodies against HIV and hepatitis C, introducing patented dry-slide technology and marketing the first U.S. Food and Drug Administration-authorized high-volume antibody and antigen tests for COVID-19, Ortho has been a pioneering leader in the IVD space for over 80 years.

The Company is powered by Ortho CareTM, an award-winning, holistic service and support program that ensures best-in-class technical, field and remote service to laboratories in more than 130 countries and territories around the globe.

For more information, visit Ortho’s website or social media channels: LinkedIn, Twitter, Facebook and YouTube.

No Offer or Solicitation

The information in this press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Important Additional Information and Where to Find it

In connection with the proposed business combination transaction among Quidel Corporation (“Quidel”), the Company and Coronado Topco, Inc. (“Topco”), Topco has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that contains a definitive joint proxy statement/prospectus and other relevant documents concerning the proposed transaction.

YOU ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT QUIDEL, THE COMPANY AND THE PROPOSED TRANSACTION.

The definitive joint proxy statement/prospectus has been mailed to Quidel’s stockholders and the Company’s shareholders. You can also obtain the definitive joint proxy statement/prospectus and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint proxy statement/prospectus filed on January 31, 2022, the definitive version (when it becomes available) and the other documents filed by Quidel and the Company with the Commission by requesting them in writing from Quidel Corporation, 9975 Summers Ridge Road, San Diego, CA 92121, Attention: Investor Relations, or by telephone at 858-646-8023, or

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from Ortho Clinical Diagnostics Holdings plc, 1001 Route 202, Raritan, New Jersey 08869, Attention: Investor Relations, or by directing a written request to SVC Ortho-SVC@SARDVERB.com.

Quidel and the Company and their respective directors and executive officers may be deemed under the rules of the Commission to be participants in the solicitation of proxies. Information about Quidel’s directors and executive officers and their ownership of Quidel’s common stock is set forth in Quidel’s proxy statement on Schedule 14A filed on April 11, 2022 with the Commission. Information about the Company’s directors and executive officers and their ownership of the Company’s ordinary shares is set forth in the Company’s proxy statement on Schedule 14A filed with the Commission on May 2, 2022. These documents may be obtained free of charge from the sources indicated above. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in the joint proxy statement/prospectus, which constitutes a part of the registration statement on Form S-4 filed by Topco with the Commission, as amended from time to time, and will be contained in other relevant materials when they are filed with the Commission.

Forward Looking Statements

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the benefits of the business combination transaction involving Quidel and the Company, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Factors that might materially affect such forward looking statements include: the ongoing global coronavirus (COVID-19) pandemic; risks related to the proposed acquisition of us by Quidel, including (i) failure to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, (ii) risks and uncertainties related to securing the necessary regulatory and shareholder approvals, the sanction of the High Court of Justice of England and Wales and satisfaction of other closing conditions to consummate the proposed transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; (iv) the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; (v) the ability to retain key employees; and (vi) the economic business, competitive, and/or regulatory factors affecting the businesses of the Company and Quidel; increased competition; manufacturing problems or delays or failure to develop and market new or enhanced products or services; adverse developments in global market, economic and political conditions; our ability to obtain additional capital on commercially reasonable terms may be limited or non-existent; our inability to implement our strategies for improving growth or to realize the anticipated benefits of any acquisitions and divestitures, including as a result of difficulties integrating acquired businesses with, or disposing of divested businesses from, our current operations; a need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets; inability to achieve some or all of the operational cost improvements and other benefits that we expect to realize; our ability to operate according to our business strategy should our collaboration partners fail to fulfill their obligations; risk that the insurance we maintain may not fully cover all potential

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exposures; product recalls or negative publicity may harm our reputation or market acceptance of our products; decreases in the number of surgical procedures performed, and the resulting decrease in blood demand; fluctuations in our cash flows as a result of our reagent rental model; terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations; the outcome of legal proceedings instituted against us and/or others; risks associated with our non-U.S. operations, including currency translation risks, the impact of possible new tariffs and compliance with applicable trade embargoes; the effect of the United Kingdom’s withdrawal from the European Union; our inability to deliver products and services that meet customers’ needs and expectations; failure to maintain a high level of confidence in our products; significant changes in the healthcare industry and related industries that we serve, in an effort to reduce costs; reductions in government funding and reimbursement to our customers; price increases or interruptions in the supply of raw materials, components for our products, and products and services provided to us by certain key suppliers and manufacturers; our ability to recruit and retain the experienced and skilled personnel we need to compete; work stoppages, union negotiations, labor disputes and other matters associated with our labor force; consolidation of our customer base and the formation of group purchasing organizations; unexpected payments to any pension plans applicable to our employees; our inability to obtain required clearances or approvals for our products; failure to comply with applicable regulations, which may result in significant costs or the suspension or withdrawal of previously obtained clearances or approvals; the inability of government agencies to hire, retain or deploy personnel or otherwise prevent new or modified products from being developed, cleared or approved or commercialized in a timely manner; disruptions resulting from President Biden’s invocation of the Defense Production Act; results of clinical studies, which may be delayed or fail to demonstrate the safety and effectiveness of our products; costs to comply with environmental and health and safety requirements, or costs related to liability for contamination or other potential environmental harm; healthcare fraud and abuse regulations that could result in liability, require us to change our business practices and restrict our operations in the future; failure to comply with the anti-corruption laws of the United States and various international jurisdictions; failure to comply with anti-terrorism laws and regulations and applicable trade embargoes; failure to comply with the requirements of federal, state and international laws pertaining to the privacy and security of health information; our inability to maintain our data management and information technology systems; data corruption, cyber-based attacks, security breaches and privacy violations; our inability to protect and enforce our intellectual property rights or defend against intellectual property infringement suits against us by third parties; risks related to changes in income tax laws and regulations; risks related to our substantial indebtedness; our ability to generate cash flow to service our substantial debt obligations; difficulties complying with Nasdaq rules regarding the composition of our Board of Directors and certain committees now that we are no longer a “controlled company”; risks related to the ownership of our ordinary shares; risks related to the ongoing military action between Russia and Ukraine; and other factors beyond our control. Unless legally required, we assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

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Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, constant currency growth rate excluding CoV-2 assay sales, adjusted EBITDA, adjusted net income, adjusted diluted EPS and adjusted free cash flow, which are considered non-GAAP financial measures under applicable Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, adjusted net income, adjusted diluted EPS and adjusted free cash flow eliminate impacts of certain non-cash, unusual or other items that that we do not consider indicative of our ongoing operating performance. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release. For example, such reconciling items include gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our results presented in accordance with GAAP.

Some columns and rows within tables may not add due to rounding. Percentages have been calculated using actual, non-rounded figures.

Investors:

IR@orthoclinicaldiagnostics.com

Media:

media@orthoclinicaldiagnostics.com

OrthoClinicalDiagnostics.com

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Fiscal Quarter Ended
	April 3, 2022	April 4, 2021
Net revenue	$500.1	$506.8
Cost of revenue	249.5	248.2
Selling, marketing and administrative expenses	129.5	131.5
Research and development expense	32.2	28.9
Amortization of intangible assets	33.2	33.4
Other operating expense, net	8.6	7.4
Income from operations	47.1	57.4
Interest expense, net	32.5	43.4
Tax indemnification income, net	(0.2)	(0.2)
Other (income) expense, net	(3.5)	50.0
Income (loss) before income taxes	18.3	(35.8)
Provision for income taxes	3.5	3.3
Net income (loss)	$14.8	$(39.1)
Basic net income (loss) per ordinary share	$0.06	$(0.19)
Basic weighted-average ordinary shares outstanding	237.2	206.2
Diluted net income (loss) per ordinary share	$0.06	$(0.19)
Diluted weighted-average ordinary shares outstanding	242.0	206.2

OrthoClinicalDiagnostics.com

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	April 3, 2022	January 2, 2022
Cash and cash equivalents	$281.1	$309.7
Accounts receivable	241.0	257.2
Inventories	316.7	305.4
Other current assets	150.8	139.4
Property, plant and equipment, net	784.2	791.4
Goodwill	572.8	573.6
Intangible assets, net	840.7	879.2
Deferred income taxes	9.7	9.7
Other assets	119.4	98.2
Total assets	$3,316.4	$3,363.8

Accounts payable	$169.5	$181.0
Accrued liabilities	259.5	299.6
Deferred revenue	30.5	34.5
Current portion of borrowings	63.2	63.4
Long-term borrowings	2,177.1	2,186.7
Employee-related obligations	36.9	37.1
Other liabilities	67.4	78.9
Deferred income taxes	69.0	72.1
Total liabilities	2,873.1	2,953.3
Total shareholders’ equity	443.3	410.5
Total liabilities and shareholders’ equity	$3,316.4	$3,363.8

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ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Fiscal Quarter Ended
	April 3, 2022	April 4, 2021
Cash used in operating activities	$(4.0)	$(9.9)
Cash used in investing activities	(27.2)	(10.7)
Cash provided by financing activities	2.1	41.1
Effect of exchange rate changes on cash	0.5	(0.2)
(Decrease) increase in cash, cash equivalents and restricted cash	(28.6)	20.3
Cash, cash equivalents and restricted cash at beginning of period	311.6	144.2
Cash, cash equivalents and restricted cash at end of period	$283.0	$164.5

	April 3, 2022	April 4, 2021
Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$281.1	$153.8
Restricted cash included in Other assets	1.9	10.7
Cash, cash equivalents and restricted cash	$283.0	$164.5

OrthoClinicalDiagnostics.com

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
(In millions, except per share data)

	Fiscal Quarter Ended
	April 3, 2022	April 4, 2021
Net income (loss)	$14.8	$(39.1)
Depreciation and amortization	79.4	82.7
Interest expense, net	32.5	43.4
Provision for income taxes	3.5	3.3
Loss on extinguishment of debt	—	50.3
Stock-based compensation (a)	2.5	3.5
Restructuring and severance-related costs (b)	1.0	1.3
Quidel acquisition-related costs (c)	5.7	—
Tax indemnification income, net	(0.2)	(0.2)
Costs related to Ortho's initial public offering (d)	—	3.8
EU medical device regulation transition costs (e)	0.7	0.9
Other adjustments (f)	(0.4)	2.5
Adjusted EBITDA	$139.5	$152.4

	Fiscal Quarter Ended
	April 3, 2022	April 4, 2021
Net income (loss)	$14.8	$(39.1)
Amortization of intangible assets	33.2	33.4
Loss on extinguishment of debt	—	50.3
Stock-based compensation (a)	2.5	3.5
Restructuring and severance-related costs (b)	1.0	1.3
Quidel acquisition-related costs (c)	5.7	—
Costs related to Ortho's initial public offering (d)	—	3.8
EU medical device regulation transition costs (e)	0.7	0.9
Other adjustments (f)	0.6	2.5
Total adjustments	43.7	95.6
Tax effect of reconciling items (g)	(1.9)	(2.0)
Discrete tax items (h)	—	0.3
Adjusted net income	$56.6	$54.9
Adjusted basic EPS	$0.24	$0.27
Adjusted diluted EPS	$0.23	$0.26
Diluted weighted-average ordinary shares outstanding	242.0	214.2

(a)
Represents expense related to awards granted under our 2014 Equity Incentive Plan.
(b)
Represents restructuring and severance costs related to several discrete initiatives intended to strengthen operational performance and to support building our commercial capabilities.

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(c)
Represents acquiree-related transaction and integration costs related to the acquisition agreement with Quidel.
(d)
Represents costs incurred in connection with our initial public offering.
(e)
European Medical Device Regulation costs represent incremental consulting costs and R&D manufacturing site costs for our previously registered products under the In Vitro Diagnostics Regulation (“IVDR”) to align existing, on-market products, with the revised expectations under IVDR. IVDR is a replacement of the existing In Vitro Diagnostics Directive regulatory framework, and manufacturers of currently marketed medical devices are required to comply with EU IVDR beginning in May 2022.
(f)
Represents miscellaneous other adjustments related to unusual items impacting our results, including management fees to our principal shareholder of $0.8 million in each of the fiscal quarters ended April 3, 2022 and April 4, 2021; noncash derivative mark-to-market gains of $1.9 million and losses of $0.6 million during the fiscal quarter ended April 3, 2022 and April 4, 2021, respectively; costs related to our executive leadership reorganization, initiated in fiscal year 2019, of $0.5 million and $0.4 million during the fiscal quarter April 3, 2022 and April 4, 2021, respectively; and other individually immaterial adjustments. Adjusted net income also includes the elimination of certain noncash charges related to one of our derivative instruments and other noncash charges related to one of our operational initiatives.
(g)
Non-GAAP adjustments were tax effected based on the nature of the expense and related jurisdiction, many of which are impacted by valuation allowances resulting in little to no tax impact.
(h)
We exclude deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, and other unusual items not related to current operating results.

	Fiscal Quarter Ended
(Dollars in millions)	April 3, 2022	April 4, 2021
Net cash used in operating activities - GAAP	$(4.0)	$(9.9)
Adjustments:
Purchases of property, plant and equipment	(27.0)	(13.4)
Proceeds from cross currency swaps	—	2.4
Milestone payments and other, net	—	0.3
Unusual or non-recurring payments	10.7	7.5
Adjusted free cash flow (i)	$(20.3)	$(13.1)

(i)
We define adjusted free cash flow as net cash flows from operating activities accounted for under GAAP less purchases of property, plant and equipment plus or minus any unusual or non-recurring payments.

OrthoClinicalDiagnostics.com

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Reconciliation of GAAP to Non-GAAP Results
Core and Non-Core Revenue and Core Revenue by Segment
(Unaudited)
(In millions)

	Fiscal Quarter Ended
	April 3, 2022	April 4, 2021	Percent Change	Currency Impact	Constant Currency (a)	CoV-2 Assays Impact	Constant Currency (a) excl. CoV-2 Assays
Core revenue	$495.0	$499.3	(0.9)%	(1.5)%	0.6%	(3.6)%	4.2%
Non-core revenue	5.1	7.5	(31.7)%	—%	(31.7)%	—%	(31.7)%
Net revenue	$500.1	$506.8	(1.3)%	(1.4)%	0.1%	(3.5)%	3.6%

Segment core revenue
Americas	$310.3	$313.9	(1.2)%	(0.1)%	(1.1)%	(4.6)%	3.5%
EMEA	68.7	68.5	0.3%	(6.4)%	6.7%	(4.8)%	11.5%
Greater China	54.5	55.0	(0.8)%	2.1%	(2.9)%	—%	(2.9)%
Other	61.4	61.9	(0.8)%	(6.8)%	6.0%	(0.3)%	6.2%
Core revenue	$495.0	$499.3	(0.9)%	(1.5)%	0.6%	(3.6)%	4.2%

(a)
The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using internally-derived currency exchange rates held constant for each year. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC
Reconciliation of GAAP to Non-GAAP Results
Core Revenue
(Unaudited)
(In millions)

	Fiscal Quarter Ended
	April 3, 2022	April 4, 2021	Percent Change	Currency Impact	Constant Currency (a)
Clinical Laboratories	$321.3	$338.0	(4.9)%	(0.8)%	(4.1)%
Transfusion Medicine	173.6	161.4	7.6%	(2.9)%	10.5%
Core revenue	$495.0	$499.3	(0.9)%	(1.5)%	0.6%

(a)
The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using internally-derived currency exchange rates held constant for each year. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.

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